Conmed Healthcare Management, Inc. Reports Third Quarter 2010 Financial Results

Company Reports Record Revenues of $15.4 Million in the Third Quarter and $44.9 Million Year to Date

Hanover, Md. -- (BUSINESS WIRE)—November 11, 2010 -- Conmed Healthcare Management, Inc. (NYSE Amex: CONM - News), a leading full service provider of correctional facility healthcare services to county and municipal detention centers, today announced financial results for its third quarter and nine months ended September 30, 2010.

Third Quarter Financial Highlights
•	Quarterly net revenue increased 12.8% to a record $15.4 million from $13.6 million in last year's comparable period.
•	Operating expenses as a percentage of sales declined 270 basis points to 14.9% from 17.6% in the year-ago period.
•	Operating income increased 45% to approximately $481,000, compared to operating income of approximately $331,000 in the year-ago period.
•	Finished the quarter with $13.0 million in cash and no debt.

Third Quarter Operating Highlights:
•	Announced contract with City of Virginia Beach, Virginia, a new customer, valued at $17.5 million over a five-year term, effective October 1, 2010.
•
Announced contract extensions related to 35 existing county and municipal contracts with anniversary dates between January 1, 2010 and August 1, 2010, representing an anticipated 2.6% increase in annual revenues on these contracts as of August 4, 2010.

•	Announced promotion of Dr. Stephen Goldberg to Executive Vice President.
•	Announced promotion of Dr. Robert Younes to Chief Medical Officer.

Third Quarter Financial Results
Net revenue for the three months ended September 30, 2010 increased $1.7 million, or 12.8%, to a record $15.4 million from $13.6 million in last year's comparable period. The addition of service contracts signed with new jurisdictions since July 1, 2009 accounted for $1.4 million, or 82.3%, of this increase compared to the same period for the prior year. Revenue improvement also resulted from expansion of services provided under a number of existing contracts under which we were providing services prior to July 1, 2009 as well as price increases related to existing service requirements, offset by decreases in other volume related activities, primarily associated with a decrease in revenue adjustments resulting from lower inmate populations.

"The quality of the care we provide and our commitment to servicing our customers continues to result in steady growth of our business,” commented Richard Turner, Chairman and Chief Executive Officer of Conmed. “In the third quarter, we announced the renewals and/or extensions on each of the remaining contracts that we had coming due this year, and we’ve reached an annual run rate of $63 million, which compares to $16.8 million in revenues in the final year that this company operated as a private company, four years ago. We anticipate additional opportunities for continued expansion throughout this year and into 2011.”

Total healthcare expenses for the quarter ended September 30, 2010 were $12.6 million compared to $10.9 million in the year-ago period. The increase in spending for medical expenses in absolute dollars reflects increases primarily from new contracts for medical services both in and out of the facility as well as pharmacy services. Gross profit was essentially flat at $2.8 million, or 18.0% gross margin, compared to $2.7 million, or 20.0% gross margin, last year.

Total operating expenses decreased 4.6% to $2.3 million for the quarter ended September 30, 2010 compared to $2.4 million for the year-ago period. Operating expenses as a percentage of sales declined 270 basis points to 14.9% from 17.6% in the year-ago period. Selling and administrative expenses for the third quarter were $2.1 million or 13.5% of revenue, compared to $2.0 million, or 14.8% of revenue, for the year-ago quarter. The reduction in spending as a percentage of revenue resulted from improved economies of scale as selling and administrative expenses continue to grow at a slower pace than revenue.

Conmed reported operating income of approximately $481,000 in the third quarter compared to operating income of approximately $331,000 in the third quarter last year. Net income was approximately $547,000, or $0.04 per basic and $0.01 per diluted share compared to net income of approximately $854,000, or $0.07 per basic and $0.01 per diluted share, in the year-ago period. The third quarter 2010 net income included a gain of approximately $406,000 for the change in fair value of derivatives due to the decline of Conmed’s common stock from $3.30 at the beginning of the period to $2.95 as of September 30, 2010, as required under derivative accounting for warrants that are indexed to an entity’s own stock **

For the third quarter of 2010, adjusted EBITDA*, a non-GAAP measure, was approximately $858,000 compared to approximately $870,000 in the prior year third quarter.

Year-to-Date Results
Net revenue for the nine months ended September 30, 2010 increased 15.7%, or $6.1 million, to $44.9 million, compared to $38.8 million for last year's comparable period. The addition of service contracts signed with new jurisdictions since January 1, 2009 accounted for $4.7 million, or 77.6%, of the increase in revenue for the nine months ended September 30, 2010 compared to the same period for the prior year. Total healthcare expenses for the nine months ended September 30, 2010 were $36.3 million compared to $30.8 million in the year-ago period. For the nine months ended September 30, 2010, gross profit increased 7.6% to $8.6 million, representing 19.2% gross margin, compared to gross profit of $8.0 million or 20.6% gross margin in last year's same period.

Total operating expenses were $6.9 million, or 15.3% of revenue for the nine months ended September 30, 2010 compared to $7.4 million, or 19.1% of revenue for the year-ago period. Conmed's operating income was $1.7 million compared to operating income of approximately $598,000 in the same period last year. Net income was $1.2 million or $0.09 per basic and $0.06 per diluted share (based on approximately 12.6 million basic and 14.2 million diluted weighted average shares outstanding, respectively) compared to a loss of $(1.4) million, or ($0.11) per basic and fully diluted share (based on approximately 12.5 million basic and diluted weighted average shares outstanding) in the year ago period.  For the first nine months of 2010, net income included a gain of approximately $359,000 in fair value of derivatives in the period compared to a $1.7 million loss in fair value of derivatives (outstanding warrants) as of September 30, 2009 as required under derivative accounting for warrants that are indexed to an entity’s own stock**.

For the first nine months of 2010, adjusted EBITDA* increased 11.1% to $3.0 million compared to $2.7 million in the same period last year.

The Company generated $2.2 million in operating cash flow for the nine months ended September 30, 2010, and had $13.0 million in cash and cash equivalents as of September 30, 2010 compared to $11.1 million at December 31, 2009. Days Sales Outstanding (DSO) as of September 30, 2010 was approximately 17 days.

Conference Call
Conmed will host a conference call today, Thursday, November 11, 2010, at 4:30 PM ET. Anyone interested in participating should call 1-877-941-2321 if calling within the United States or 1-480-629-9714 if calling internationally. A re-play will be available until November 18, 2010, which can be accessed by dialing 1-877-870-5176 if calling within the United States or 1-858-384-5517 if calling internationally. Please use passcode 4379080 to access the replay.

The call will also be accompanied live by webcast over the Internet and accessible at http://viavid.net/dce.aspx?sid=00007CA9.

*Use of Non-GAAP Measures
In addition to containing results that are determined in accordance with accounting principles generally accepted in the United States of America (GAAP), this press release also contains non-GAAP financial measures.  Adjusted EBITDA, as used in this press release, represents net income (loss) from continuing operations before interest, taxes, depreciation and amortization, adjusted for stock-based compensation and gains or losses on fair value of derivative financial instruments.adjusted EBITDA is a key indicator used by management to evaluate operating performance. While adjusted EBITDA is not intended to replace any presentation included in the consolidated financial statements under GAAP and should not be considered an alternative to operating performance or an alternative to cash flow as a measure of liquidity, the Company believes this measure is useful to investors in assessing the Company’s capital expenditures and working capital requirements. This calculation may differ in method of calculation from similarly titled measures used by other companies. A reconciliation of adjusted EBITDA to the nearest comparable GAAP financial measure is included in the financial schedules accompanying this press release. The adjusted financial measure, as well as other information in this press release, should be read in conjunction with the Company’s financial statements filed with the Securities and Exchange Commission.

**Derivative Accounting for Warrants that are Indexed to an Entity’s Own Stock:
Effective January 1, 2009, we adopted derivative accounting for warrants that are indexed to an entity’s own stock.  We are required to record a non-cash charge to our GAAP results and thus our financial statements will continue to include this charge going forward until certain events occur and/or conditions are met, as defined in the new regulations. As a result of the Company’s adoption of this accounting standard effective January 1, 2009, approximately 1.7 million of our issued and outstanding common stock purchase warrants previously treated as equity pursuant to the derivative treatment exemption were no longer afforded equity treatment and as a result they have been recorded as a liability based on fair value estimates. These common stock purchase warrants do not trade in an active securities market, and as such, we estimate the fair value of these warrants using the Black-Scholes option pricing model and all changes in the fair value of these warrants will be recognized currently in earnings until such time as the warrants are exercised or expire.  Between January 1, 2009 and September 30, 2010, we amended 906,570 of the remaining 1.534,667 common stock purchase warrants to remove the provisions that resulted in liability treatment, and such amended common stock purchase warrants are not treated as equity.

About Conmed
Conmed has provided correctional healthcare services since 1984, beginning in the State of Maryland, and currently serves county and municipal correctional facilities in seven states, including Arizona, Kansas, Maryland, Oklahoma, Oregon, Virginia and Washington. For more information, visit us at www.conmedinc.com.

Forward Looking Statements
This press release may contain, among other things, certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, without limitation, (i) statements with respect to the Company's plans, objectives, expectations and intentions; and (ii) other statements that are not historical facts including statements which may be identified by words such as "may," "could," "would," "should," "believes," "expects," "anticipates," "estimates," "intends," "plans," "projects," "potentially," or similar expressions. These statements are based upon the current beliefs and expectations of the Company's management and are subject to significant risks and uncertainties. Actual results may differ from those set forth in the forward-looking statements. These forward-looking statements involve certain risks and uncertainties that are subject to change based on various factors (many of which are beyond the Company's control) including, without limitation, the Company's ability to increase revenue and to continue to obtain new contracts, the incurrence of start-up costs associated with new contracts, contract renewals and extensions; inflation exceeding the Company’s projection of the inflation rate of cost of services under multi-year contracts; the ability to obtain bonds; decreases in occupancy levels or disturbances at detention centers; malpractice litigation; the ability to utilize third party administrators for out-of-facility care; compliance with laws and government regulations, including those relating to healthcare; investigation and auditing of our contracts by government agencies; competition; termination of contracts due to lack of government appropriations; material adverse changes in economic and industry conditions in the healthcare market; negative publicity regarding the provision of correctional healthcare services; dependence on key personnel and the ability to hire skilled personnel; influence of certain stockholders; increases in healthcare costs; insurance; completion and integration of future acquisitions; public company obligations; limited liability of directors and officers; the Company’s ability to meet the NYSE Amex continued listing standards; and stock price volatility. More detailed information about the Company and the risk factors that may affect the realization of forward-looking statements is set forth in the Company’s filings with the Securities and Exchange Commission, including the Company’s Annual Report on Form 10-K filed with the SEC for the fiscal year ended December 31, 2009. Investors and security holders are urged to read this document free of charge on the SEC's web site at www.sec.gov. The Company does not undertake to publicly update or revise its forward-looking statements as a result of new information, future events or otherwise.

-Tables Follow-

CONMED HEALTHCARE MANAGEMENT, INC.
CONSOLIDATED BALANCE SHEETS

	September 30, 2010 (unaudited)	December 31, 2009
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$13,008,470	$11,056,143
Accounts receivable	2,960,259	2,278,074
Prepaid expenses	226,638	865,261
Deferred taxes	111,000	102,000
Total current assets	16,306,367	14,301,478
PROPERTY AND EQUIPMENT, NET	594,814	605,578
DEFERRED TAXES	1,377,000	1,381,000
OTHER ASSETS
Service contracts acquired, net	585,250	984,000
Non-compete agreements, net	286,560	436,667
Goodwill	6,263,705	6,263,705
Deposits	11,549	11,549
Total other assets	7,147,064	7,695,921
	$25,425,245	$23,983,977

LIABILITIES AND SHAREHOLDERS’ EQUITY
CURRENT LIABILITIES
Accounts payable	$2,231,517	$1,489,498
Accrued expenses	3,866,770	4,146,940
Taxes payable	434,383	550,000
Deferred revenue	827,637	1,018,645
Total current liabilities	7,360,307	7,205,083
DERIVATIVE FINANCIAL INSTRUMENTS	658,147	1,299,450
SHAREHOLDERS’ EQUITY
Preferred stock, no par value; authorized 5,000,000 shares; issued and outstanding zero shares as of September 30, 2010 and December 31, 2009	--	--
Common stock, $0.0001 par value, authorized 40,000,000 shares; issued and outstanding 12,632,593 and 12,629,572 shares as of September 30, 2010 and December 31, 2009, respectively	1,263	1,263
Additional paid-in capital	38,584,383	37,829,900
Accumulated deficit	(21,178,855)	(22,351,719)
Total shareholders' equity	17,406,791	15,479,444
	$25,425,245	$23,983,977

CONMED HEALTHCARE MANAGEMENT, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED)

	For the Nine Months Ended September 30, 2010	For the Nine Months Ended September 30, 2009	For the Three Months Ended September 30, 2010	For the Three Months Ended September 30, 2009

Service contract revenue	$44,881,099	$38,775,309	$15,390,976	$13,643,317

HEALTHCARE EXPENSES:
Salaries, wages and employee benefits	25,435,552	22,138,330	8,729,743	7,900,235
Medical expenses	9,301,119	7,248,420	3,289,376	2,485,024
Other operating expenses	1,540,391	1,388,780	598,863	524,950
Total healthcare expenses	36,277,062	30,775,530	12,617,982	10,910,209

Gross profit	8,604,037	7,999,779	2,772,994	2,733,108

Selling and administrative expenses	6,067,251	5,774,101	2,076,918	2,014,378
Depreciation and amortization	814,940	1,627,951	215,241	387,392
Total operating expenses	6,882,191	7,402,052	2,292,159	2,401,770

Operating income	1,721,846	597,727	480,835	331,338

OTHER INCOME (EXPENSE)
Interest income	72,385	61,127	27,025	16,547
Interest (expense)	--	(7,991)	--	(819)
Gain (loss) on fair value of derivatives	358,633	(1,688,623)	406,012	755,650
Total other income (expense)	431,018	(1,635,487)	433,037	771,378

Income (loss) before income taxes	2,152,864	(1,037,760)	913,872	1,102,716
Income tax expense	980,000	402,000	366,700	249,000
Net income (loss)	$1,172,864	$(1,439,760)	$547,172	$853,716

EARNINGS (LOSS) PER COMMON SHARE
Basic	$0.09	$(0.11)	$0.04	$0.07
Diluted	$0.06	$(0.11)	$0.01	$0.01

WEIGHTED-AVERAGE SHARES OUTSTANDING
Basic	12,630,716	12,546,754	12,631,919	12,606,699
Diluted	14,246,996	12,546,754	14,255,523	14,183,486

CONMED HEALTHCARE MANAGEMENT, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED)

	For the Nine Months Ended September 30, 2010	For the Nine Months Ended September 30, 2009
CASH FLOWS FROM OPERATING ACTIVITIES
Net income (loss)	$1,172,864	$(1,439,760)
Adjustments to reconcile net income (loss) to net cash provided by operating activities
Depreciation	207,493	151,951
Amortization	607,447	1,476,000
Amortization of long-term customer agreement	43,750	--
Stock-based compensation	465,516	475,597
(Gain) loss on fair value of derivatives	(358,633)	1,688,623
Deferred income taxes	(5,000)	(377,000)
Changes in working capital components
(Increase) in accounts receivable	(682,185)	(462,016)
Decrease in prepaid expenses	638,623	114,820
(Increase) in deposits	--	(275)
Increase in accounts payable	742,019	120,886
Increase (decrease) in accrued expenses	(280,170)	766,590
Increase (decrease) in income taxes payable	(115,617)	220,860
Increase (decrease) in deferred revenue	(191,008)	374,888
Net cash provided by operating activities	2,245,099	3,111,164

CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of property and equipment	(151,801)	(273,178)
Stock Purchase of CMHS, LLC	--	(9,161)
Asset purchase	(147,268)	--
Net cash used in investing activities	(299,069)	(282,339)

CASH FLOWS FROM FINANCING ACTIVITIES
Payments on line of credit	--	(100,000)
Payments on loans	--	(93,782)
Proceeds from exercise of stock options	6,297	12,000
Net cash provided by (used in) financing activities	6,297	(181,782)

Net increase in cash and cash equivalents	1,952,327	2,647,043

CASH AND CASH EQUIVALENTS
Beginning	11,056,143	7,472,140
Ending	$13,008,470	$10,119,183

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
Cash payments for interest	$--	$7,991
Income taxes paid	1,100,617	558,140

CONMED HEALTHCARE MANAGEMENT, INC.
RECONCILIATION OF NET INCOME (LOSS) FROM CONTINUING OPERATIONS
TO ADJUSTED EBITDA
(UNAUDITED)

	For the Nine Months Ended September 30, 2010	For the Nine Months Ended September 30, 2009	For the Three Months Ended September 30, 2010	For the Three Months Ended September 30, 2009
Net income (loss)	$1,172,864	$(1,439,760)	$547,172	$853,716
Income tax expense	980,000	402,000	366,700	249,000
Interest income	(72,385)	(61,127)	(27,025)	(16,547)
Interest expense	--	7,991	--	819
Depreciation and amortization	814,940	1,627,951	215,241	387,392
EBITDA	2,895,419	537,055	1,102,088	1,474,380
Stock-based compensation	465,516	475,597	161,579	151,328
(Gain) loss on fair value of derivatives	(358,633)	1,688,623	(406,012)	(755,650)
Adjusted EBITDA	$3,002,302	$2,701,275	$857,655	$870,058

Contact:
Conmed Healthcare Management, Inc.
Thomas W. Fry, 410-567-5529
Chief Financial Officer
tfry@conmed-inc.com

or
Hayden IR
Peter Seltzberg, 646-415-8972
peter@haydenir.com

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